EXHIBIT 99.2

AXP PERFORMANCE AND POTENTIAL

Good afternoon.

It is a pleasure to be here with you today.
I want to spend the next 25 minutes or so going over a number of topics.

AGENDA

o First, I will review a number of factors and business model changes over recent years that have improved our ability to manage through volatile times.

o Second, I will focus on the substantial growth opportunities available to us and the business priorities through which we will seek to take advantage of those opportunities.

o Last, I will describe the factors which we expect will influence our near-term financial performance.

IMPROVED ABILITY TO MANAGE THROUGH VOLATILE TIMES

o Over the last few years - in addition to enhancing our competitive strength through expansion of our product portfolio and broadening our distribution channels - we have also substantially improved our ability to manage through volatile times.

IMPROVED ABILITY TO MANAGE THROUGH VOLATILE TIMES

o Examples of these improvements include:

         - Significantly accelerating our reengineering activities to develop greater flexibility within our expense base;
         - Diversifying our card spending base further into non-T&E areas;
         - Enhancing the economics within our Corporate Travel Business model;
         - Reducing risks within AEB's loan portfolio and AEFA's owned investment portfolio; and
         - Increasing reserve coverage of card receivables and loans.

o Let me provide some specifics within each area.

REENGINEERING

o In mid-2000, even before the economy began to slow in the fourth quarter, we began to implement another round of reengineering across the company. We initially did this for two reasons: to maintain or improve our competitive cost advantages in key processing areas, and to free up funds for investment in our high growth business areas.

AXP CONSOLIDATED/OPEX TO REVENUE RATIO

o After three years of deterioration from a low point in 1996, our operating expense to revenue ratio has improved over the last two years, as we worked to rekindle the Company's reengineering focus. These ratios were approximately slightly less than 59% in 1996, slightly less than 62% in 1997, slightly less than 62% in 1998, 64% in 1999, slightly more than 62% in 2000, and slightly more than 61% as of 9/30/2001 (YTD). Total expense excludes interest and provision. Reflects adjustments for restructuring charges, and, in 2001, 9/11 costs and high-yield losses.

o During the first 9 months of this year these reengineering activities have generated more than $700MM in expense saves.

         - Total AXP employee count down 4% over the last year.

o From 1999 to the 9 months in 2001 our adjusted pre-tax margin before interest and provisions has improved, increasing approximately 280BP.

o Additional saves expected in 4Q as we continue to work through these programs.

o Overall, our reengineering initiatives are geared toward moving our operating expense margins back into the range of the mid-90's over the coming years.

Q3 RESTRUCTURING CHARGE

o The success of our 2001 initiatives led us to the decision to accelerate a number of actions we had already planned for 2002.

o With the economy slowing, we thought advancing these programs would put us in a better position to take advantage of any upturn in the economy in 2002.

o As a result, in the 3rd quarter, we reported a charge of $352 million pretax, primarily for severance and the exit of certain locations and business lines.

o These actions are expected to result in the reduction of approximately 6,100 employees and deliver $325 million of savings in 2002 and $360 million in 2003.

o In addition, in light of the current business conditions and the weak economic outlook, we continue to reassess our costs and infrastructure, and expect this to result in further job reductions in the near and intermediate term.

o Clearly, margin improvement is a critical area of focus for us. The combination of these activities position us to better deal with volatile business conditions, as well as invest more heavily in growth as conditions improve.

ENHANCED CORPORATE TRAVEL BUSINESS MODEL

o Within Corporate Travel, we have changed the business model in a number of positive ways:
         - Evolved from a commission based to a service fee based customer relationship;
         - Began shifting volumes to an internet booking capability;
         - Moved many client maintenance activities on-line; and
         - Closed a significant number of business travel locations.

o The benefits of changes to date are evident by the fact that in 2000, while business travel sales rose only slightly, profits more than doubled, albeit off a small base.

o Let me provide some more details.

CORPORATE TRAVEL REVENUE/% BY SOURCE

o Airline commission reductions, which began in the mid-1990's and continue today, drove us to rethink the economics of business travel.

o Depending on travel suppliers for revenues, rather than customers, was not sustainable in the long-term.

o As a result, we redesigned our client contracts so that revenues are earned from those who actually benefited from our services -- our travel customers.

o As a result of this change in our model, the percentage of travel revenues coming from suppliers has fallen dramatically.

o Implementing these customer transaction fees over the last 3 years has successfully repositioned our revenue stream and reduces the impact of any further commission reductions implemented by the airlines.

U.S. CORPORATE TRAVEL/TRADITIONAL VS. INTERACTIVE

o At the same time we were restructuring our revenues, we have also been actively rethinking our service delivery platforms.

o With the launch of our first online customer travel application a few years ago, we began the process of shifting our travel booking infrastructure to the internet. While the revenues we earn from online transactions are lower, these transactions actually deliver more profits to our bottom line.

U.S. CORPORATE SERVICES/AMEX@WORK UNIT COST

o The cost of servicing corporate customers on-line is substantially lower than our physical world processes.

o Success in moving customers to our AMEX@Work on-line service platform is evident as today, more than 80% of Corporate and Purchasing Card reports are now delivered to clients electronically.

o Even before September 11th, our margin improvement initiatives resulted in sizable reductions in our Corporate Services staff and locations through which we provide these services. With the dramatic volume declines since the 11th, we have implemented even further reductions.

o As volumes pick up - as they eventually will -- our goal is to shift as much volume as possible to our internet applications. We believe, given the economics, our online value proposition will appeal to a large number of customers, while at the same time minimizing the need for us to add staff as volumes increase.

DIVERSIFIED CARD SPENDING/U.S. CHARGE VOLUME BY INDUSTRY

o While T&E related spend categories are still critical to the Company's future, our success in everyday spend initiatives has broadened the base of "non-discretionary" spending which we capture.

o In the U.S., everyday spend grew by 102%, and retail volumes expanded 48%, over the three years ended 12/31/00.

o Today, less than 45% of our billings come from T&E sectors versus more than 65% in 1990.

o These initiatives cut across more than just our consumer activities. Within Corporate Services, our fast growing Purchasing Card business also evolves card volume away from traditional T&E.

o Adding merchants in these categories provides two benefits: first, it adds to the spend penetration potential of our customers; and second, spend in these categories tends to be less impacted during periods of economic weakness.

WORLDWIDE AVERAGE DISCOUNT RATE/COMPUTED AVERAGE DISCOUNT RATE [%]

o Growth in these retail and everyday spend categories has been achieved without substantial dilution in our average discount rate during the second half of the 1990's.

o The rate declines in the early 1990's positioned us to pursue this opportunity.

AMERICAN EXPRESS BANK LOANS [U.S. $,BILLIONS]

o At the Bank, we have substantially shifted our loan exposures away from their historical commercial lending activities towards consumer activities within our Personal Financial Services and Private Banking areas.

o The corporate loan book has come down significantly - from $3.2B in 1997 to $1.2B at September 30th - as we have grown the consumer loan portfolio. Consumer loans represented 22%, financial institutions represented 28%, and corporate loans represented 50% of the total $6.3B Bank loans in 1997. Consumer loans represented 41%, financial institutions represented 25%, and corporate represented 34% of the total $5.3B Bank loans in 2000. Consumer loans represented 55%, financial institutions represented 23%, and corporate represented 22% of the total $5.6B Bank loans as of 9/30/2001.

o Our 3Q restructuring charge included costs to further reduce corporate loans.

AMERICAN EXPRESS BANK/LOAN PERFORMANCE

o Despite economic deterioration around the globe, non-performing loans have been well controlled, while reserve coverage ratios have improved.

REDUCED AEFA INVESTMENT PORTFOLIO RISKS

o At AEFA, we have substantially reduced our exposure to high yield and structured investment risk and have upgraded the quality of the high yield bonds held.

o The process began with the $1.0B of investment losses booked in the first half of the year. A substantial portion of these losses reflected costs which allowed us to make the sales necessary to reposition the portfolio risks.

o Investment sales in the third quarter furthered our risk reduction efforts.

REDUCED RISKS WITHIN AEFA-OWNED INVESTMENT PORTFOLIO

o High yield investments of $1.4B represented approximately 4% of the portfolio at 9/30/01, down from 8% in June and 11-12% in prior quarters.

                                                   Portfolio Allocation
                                             ---------------------------------
                                             3/30/01      6/30/01      9/30/01
                                             -------      -------      -------
INVESTMENT SECURITIES BY PORTFOLIO:
Individual Investment Grade Bonds                70%          73%          77%
Investment Grade Structured Securities            5%           5%           4%
High Yield Investments                           11%           8%           4%
Commercial Mortgage Loans                        13%          13%          12%
Limited Partnerships*                             1%           1%           3%

* LP interests in affordable housing projects, real estate owned and other.

o While most of the portfolio repositioning sales were completed prior to 9/11, the impact of events on the market disrupted our ability to fully complete the process, particularly the reinvestment of proceeds.

o Going forward, we plan to work toward a level that's more in line with industry averages of approximately 7%.

o In October, we also securitized a large portion of the CDO securities we hold. While risk has not been reduced, the transaction should increase the predictability of the future performance of the portfolio.

o Substantial portfolio appreciation also provides protection against any near term risks.

AEFA HIGH YIELD INVESTMENT DISTRIBUTION

o Within the remaining high yield portfolio, the quality of holdings has also improved through disposal of the lower quality bonds and purchases of stronger rated debt.

o From December 2000 to September 2001, the percent of the portfolio rated BB-or above has increased from 40% to 66%, as investments rated below B- have fallen from 13% to 5%.

INCREASED CARD CREDIT RESERVE POSITION

o Within TRS' charge and lending portfolios, reserve coverage ratios have been maintained at conservative levels.

        - Reserve coverage of past due balances are in excess of 100%.
        - Coverage of total receivables and loans has been increased in recent quarters.

SECTION SUMMARY
---------------
o So, just to summarize. We have improved our ability to manage through volatile times in a number of ways, including:

        - Accelerating our reengineering;
        - Diversifying our card spending base;
        - Enhancing our Corporate Travel business model;
        - Reducing risks within AEB's loan portfolio and AEFA's investment portfolio; and
        - We're well reserved against card losses.

o These factors strengthen our ability to deal with some of the near-term environmental challenges we face.

GROWTH OPPORTUNITIES OPENING
----------------------------
o Near-term conditions will remain difficult. Over the longer-term, however, we continue to believe that we are well positioned for growth.

AXP 2000 REVENUE BY BUSINESS LINE

o Today, our revenue base is concentrated in two of the most attractive sectors - highly profitable and fast growing - within the financial services industry - Global Payment Services and Retail Financial Services.

o Our competitive strengths, including our brand, global infrastructure, distribution breadth, premium positioning and high quality customer base, position us well to continue to successfully leverage the broad industry growth opportunities in both sectors.

U.S. AVERAGE SPENDING/2000, PER CARD IN FORCE [INDEXED]

 o American Express is uniquely positioned among its peers to benefit from the breadth of the global payment services industry growth opportunities.

         - Plastic penetration is still relatively low across all customer segments, even the relatively more penetrated U.S. consumer segment, where spend on plastic is still only 25-30% of total consumer spend. Within the small business, corporate middle market and corporate indirect spending segments plastic penetration is substantially lower.

         - Also, virtually every country around the globe is at a less mature stage of plastic usage within each segment.

The statistics below show 2000 U.S. average spending per card indexed to 100:

                                       AXP Small    AXP Middle
Visa/MC    Total AXP    AXP Consumer   Business     Market        AXP Corporate
---------- ------------ -------------- ------------ ------------- -------------
100        400          310            560          790           520

o This shows the breadth and relative quality of our customers across each customer segment. This is unique to AXP. Our ability to expand across all these segments supports our premium discount rate.

o Based on this breadth and customer quality by segment, we will focus our global payments investment activities over the near- to intermediate-term on three areas:
         - U.S. Consumer Card;
         - International Card; and
         - Corporate Services.

U.S. CONSUMER CARD

o Within the U.S. consumer card business we look to grow share through a number of strategies.

         - Increasing penetration of our current customer base by continuing to broaden relationships through our multiple product capabilities and expanding usage within the retail and everyday spend merchant categories;
         - Selective card acquisition efforts within both charge and lending programs;
         - Increasing penetration of strategic partnership programs;
         - Further broadening membership rewards activities; and
         - Seeking appropriate portfolio acquisition opportunities.

U.S. CONSUMER CARD/MULTIPLE CARD RELATIONSHIPS-2000

o Multiple product relationships has been an area of great success for us, and provides an ongoing opportunity to further penetrate our current customer base.

         - Linked relationships, defined as cardmembers with a charge card and some type of lending product, are extremely valuable to American Express. We provide more value to the customer and their profitability is much higher.

         - And, importantly, we have been successful at increasing the number of linked relationships through our multiple card strategy, as over 40% of our U.S. consumer card customers have both a charge and lending relationship with us.

U.S. SPEND OPPORTUNITY/AXP 2000 SHARE OF SPEND [BILLIONS]

o While traditional T&E merchant categories are already heavily penetrated by plastic, other, often larger and faster growing merchant sectors such as healthcare, supermarkets, and telecomm, are relatively less penetrated.

o Within these less mature plastic accepting industries, usage also substantially lags acceptance.

o Among the segments that include government, supermarkets, restaurants, mass merchants, oil, telecom, healthcare and drugstores in all but the restaurant sector, AXP's share is well less than 5%.

STRATEGIC PARTNERSHIPS

o Another success for us over the last 5 years has been our strategic partnerships - particularly our co-brand partnerships with Delta Airlines and with Costco.

STRATEGIC PARTNERSHIP PENETRATION/% OF MEMBERS

o While the success of our partnerships with Delta and Costco have added millions of highly profitable cardmembers, our penetration of Delta's active frequent flyer base and Costco's consumer and small business member base is still relatively low.

MEMBERSHIP REWARDS

o One of the more powerful assets within our portfolio continues to be our Membership Rewards product. Throughout the card and retail industries, loyalty programs continue to gain in popularity. Given the strength of their customer value proposition, and issuer economics, it is easy to see why.

MEMBERSHIP REWARDS METRICS/INDEXED

o The profitability of our MR customer is substantially greater than our non-MR customers due to their high spend, lower attrition and better credit performance.

MEMBERSHIP REWARDS PARTNERS

o While the MR program does add to our expense base, we have been working over the last few years to broaden and enhance the program. We have particularly focused on the addition of retail partners, as rewards in these categories have a lower cost per point than airline redemptions.

o We now have over 700 partners in our Worldwide Rewards programs.

PORTFOLIO ACQUISITIONS

o In addition to our organic growth, we will also continue to look at acquiring existing card portfolios. During early 2001, we made two such acquisitions - the Shop-Rite Supermarket co-brand and the Bank of Hawaii portfolios. In both cases, we learned a great deal as a result of these transactions, learnings that will be invaluable as we move forward with this strategy.

INTERNATIONAL CARD

o As indicated earlier, the growth opportunities that exist in the payments business outside of the U.S. are substantial.

o We believe international will continue to drive relatively faster growth in both revenues and earnings over any time frame we consider - short, medium or long-term.

INTERNATIONAL CARD/GROWTH TRENDS

o Over the past few years, our international business has done exceptionally well as we have generated strong growth within both our proprietary, as well as our Network Services businesses.

o Network services has generated relatively faster growth as we have leveraged new network partner signings around the globe. In many markets, the partners we sign also add to our merchant coverage.

o Despite the drop in average cardmember spend in 2001 due to the weak economic conditions, other metrics continue to show strong growth momentum.

AXP SHARE/MAJOR MARKETS-2000

                    U.K    Japan    Mexico    Germany    Hong Kong
                    ---    -----    ------    -------    ---------
Share of Volume     7%      3%      44%       13%        12%
(Excluding debit)

Share of balances   1%      1%       2%        4%         5%

o While we have had terrific growth across international for the past few years, we have only begun to gain meaningful share in a number of markets.

o We have been able to increase our share organically through the launch of new products, improved merchant coverage and the expansion of our co-brand, rewards and Network partners. However, we are actively looking at portfolio acquisitions to generate growth as well. As the economics of international portfolio acquisitions tend to be better than the economics for such deals within the U.S., we see this as an excellent opportunity for us.

INTERNATIONAL PROFITABILITY VS. U.S./2000 RELATIVE RETURN ON REVENUE
(PRETAX)

o Successful reengineering in international markets in recent years, a lower level of competitive pricing pressures and relatively lower credit losses has driven better relative returns on revenue versus the U.S. in both the consumer and corporate sectors.

CORPORATE SERVICES

o While Corporate Services is an area where we have already had terrific success, it also offers the potential for much more. Our leadership position within this customer segment gives us a number of competitive strengths that can be leveraged for further growth.

o There is no question that short-term economic conditions have had the greatest impact on the corporate market.

o While corporate spending may be more cyclical than consumer spending, the sheer size of this market and the quality and profitability of these customers, make corporate an essential component of our business portfolio.

o Let me talk a little about each component of this market - Corporate Travel and our Commercial Card business.

CORPORATE TRAVEL/ADDED VALUE

o In addition to travel's direct contribution to our bottom line, it also plays a role in adding value to a number of our other businesses.

o For example, having a travel capability increases the value proposition of our corporate card by allowing us to offer an integrated T&E expense management solution for clients.

o Less tangible, but no less important, are the benefits we gain from our travel business within our merchant relationships and our Membership Rewards program, both of which are critical to our card product profitability.

o Travel is also an important component of our brand positioning.

COMMERCIAL CARD

o Now lets turn to the card side of Corporate Services.

o Commercial card is one area where tight economic times actually serve to reinforce our value story with customers, helping us to add accounts.

o With our corporate card for T&E spending and the corporate purchase card for a company's indirect spending, we provide clients with a means to effectively manage and reduce their expenses - an important consideration for companies in a slowing economy. Because of the value we provide, while volumes from existing clients have declined, 2001 has been an exceptional year for gaining new accounts.

o Across our commercial card businesses on a global basis, our win/loss ratio for the year is running at 7 to 1 - meaning we are winning $7 of business for every $1 of business we lose - a truly exceptional performance by our sales force.

COMMERCIAL CARD/WORLDWIDE BILINGS GROWTH

o Over the long term, the large corporate market - i.e., Fortune 1000 type companies -- still offers good growth potential, however, the relatively low industry penetration within the middle market and purchasing card (indirect spend) sectors means greater global growth potential exists within these two areas.

o Our growth within these two businesses has been quite strong over recent years, so we know how to to be successful with these growth initiatives.

Commercial Card
Worldwide Bilings Growth
                             1998   1999   2000
                             ----   ----   ----
Corporate Purchasing Card    50%    33%    35%
Corporate Middle Market      17%    10%    17%

o As I indicated before, purchase card volumes can reduce volatility within our moderate and long-term performance, as they are less cyclical than a corporation's T&E spending, which clients tend to view as more discretionary.

o While we have seen excellent growth in our middle market volumes, we believe we can expand our position further because of the fragmented nature of the market and the assets we already have in place, including:

         - An established distribution channel with a dedicated middle market sales force; and
         - A strong value proposition in terms of reporting and expense control.

COMMERCIAL CARD MARGIN/PRE-TAX INCOME TO VOLUME

o Relative profitability within the middle market and purchasing card businesses also exceeds the large corporate business.

RETAIL FINANCIAL SERVICES

o Retail financial services - the foundation of which for us is American Express Financial Advisors - is another area of opportunity. While the industry as a whole, and most of the major players, have certainly been hit hard over recent quarters, the growth potential in this business is also substantial.

o There are several factors that make this an attractive opportunity.

o While we would not expect U.S. equity values to sustain their 15% growth rate of the 1990's, even a reversion to average growth since 1960 offers a 7-8% growth underpinning.

o Wealth transfer will also add to growth. Intergenerational transfers will put trillions of dollars of investments into play as baby boomers pass assets on to their children.

o The need for retirement planning and savings options continues to expand in line with the aging of populations in the U.S. and Western Europe.

o AEFA is positioned strongly through its financial planning approach to benefit from the growth available in all related product categories.

AMERICAN EXPRESS FINANCIAL ADVISORS

o At our analyst meeting back in August, Jim Cracchiolo went over the issues and opportunities at AEFA in depth. While I won't go into all of the details, I will provide a quick review of our priorities for this business.

o Historically, AEFA has been uniquely positioned to profitably serve the middle market segment because of the strong customer and asset persistency, and the relationship penetration benefits, generated through our financial planning process.

o For example, our annual client retention rate has been steady in the 95% range for many years.

AMERICAN EXPRESS FINANCIAL ADVISORS/POWER OF FINANCIAL PLANNING MODEL

                     With Plan   Without Plan
                     ---------   ------------
Assets (Index)       2.5x        1x
Products             7.7         2.7
NPV (Index)          3.5x        1x
Attrition per Year   3%          6%

o As we move forward, we can further leverage these planning model benefits within a more affluent segment as well.

o We've tested a value proposition for this segment that integrates all of our service capabilities with good early success, and will move forward looking to fill a need for personalized service that exists within these households with $100K to $1MM to invest. This appears to be a relatively underserved segment of the marketplace as many competitors focus more on the wealthier segments.

o We believe we are well positioned to profitably serve this segment.

AMERICAN EXPRESS FINANCIAL ADVISORS/ PRODUCT REDEMPTION VS. INDUSTRY

LIFE INSURANCE
                 1998   1999   2000
                 ----   ----   ----
Industry         7.9%   8.3%   7.7%
AEFA             3.7%   3.0%   4.7%

MUTUAL FUNDS
                 1998   1999   2000   YTD 9/30/2001
                 ----   ----   ----   -------------
Industry         26%    23%    25%    24%
AEFA             14%    13%    14%    12%

As you can see, our product redemption rates run well below industry levels.

AMERICAN EXPRESS FINANCIAL ADVISORS/ADVISOR RETENTION

o Our advisors also benefit from the planning model economics, which has led to advisor retention levels that historically exceed the industry by a wide margin.

o An important prerequisite for growth that Jim Cracchiolo discussed related to our efforts to rebalance the advisor platform economics to enable us to grow the advisor force once again.

o We hired a record number of advisors into the P1 employee channel during 2000. Unfortunately, the training costs incurred weren't offset by as much sales productivity as we would have liked.
So, we:
         - Scaled back new hiring; and
         - Trimmed unproductive advisors.

o We've made excellent progress. We have been able to reduce the number of advisors during the year without losing our high performing and veteran advisors where retention is above 90%.

o We now believe we are repositioned for controlled growth at appropriate economics.

o This growth will facilitate our expansion plans.

o Our veteran advisor retention levels were approximately 88% in 1998, 92% in 1999, 90% in 2000, and 93% at 9/30/2001.

ENHANCING INVESTMENT PERFORMANCE AND PRODUCT OFFERINGS

o Another prerequisite to growth relates to enhancing our investment performance and asset gathering capabilities. Here again, a lot of progress has been made:
         - We have hired a new CIO who is in the process of strengthening the investment department leadership team and hiring new portfolio managers;
         - We have launched numerous new products, including a number of sub-advised funds;
         - We are developing better cash gathering capabilities through the design of a new integrated account relationship; and
         - We have hired a new marketing head to ensure we fully leverage the brand opportunity at AEFA.

o Clearly, investment performance and asset gathering trends don't turn around overnight. But, we are moving in the right direction.

o As performance improves and new product offerings enhance our asset gathering capabilities we can further expand current customer relationships and more effectively attract new customers.

AMERICAN EXPRESS FINANCIAL ADVISORS/ESTIMATED ANNUAL NET INCOME PER U.S.
CUSTOMER

o Another vehicle for growth is cross-selling.

o We have very attractive customers across all our businesses at AXP. Our existing clients and cardmembers are an excellent foundation for developing broad financial services relationships.

o As you know, in recent years 30% of new advisor clients have come from the card base. But, we can be much more targeted and sophisticated with these cross-sell efforts.

The opportunity is substantial, as today only some 1MM of our cardmembers have an AEFA relationship.

And, as you can see the economics of cross-selling are powerful.

The combination of our traditional planning based growth opportunities, cross-selling and reengineering position AEFA for solid growth into the future.

AXP GROWTH OPPORTUNITIES

o That is a summary of the business opportunities we will be pursuing over the short to moderate term.

o I believe we have the necessary ingredients for success in each of these areas - a sizable market opportunity, products with value propositions that meet the needs of the market, and the skills and distribution capabilities to put the right product in the hands of both prospective and existing customers.

AXP FINANCIAL RESULTS/YEAR-OVER-YEAR GROWTH

o In the years leading up to 2001, we delivered strong financial results.
        - Results that were generally at the high end of our targeted range.

o However, 2001 has been a different story, as a deteriorating economic and market environment pressured our revenue generation.

o Clearly, we are not immune to the economic environment, but for all the factors I mentioned, I believe we enter 2002 in a stronger position to compete relative to 2001.

o We can't know with certainty what 2002 will bring, though we are not expecting conditions to improve substantially.

o As a result, achieving our revenue growth target in the near-term will be a challenge.

o While not directly comparable, we believe the Gulf War period provides some insight into potential volume trends, although our current situation is both more difficult and pronounced.

GULF WAR/WORLDWIDE BILLINGS GROWTH BY QUARTER

o When U.S. military action began in January of 1991, billings declined from a 10% growth rate in the 4th quarter to negative (1%) in the first quarter. Billings remained flat to slightly down throughout 1991 and then began to increase again by the 4th quarter.

o As we saw with the Gulf War, the events of September 11th also produced declines in T&E spending, but much more dramatic ones.

o Given that the uncertainties are much closer to home, this example would seem to indicate that a significant increase in our billings is unlikely in the near term.

AXP WORLDWIDE BILLINGS/YEAR-OVER-YEAR GROWTH

o At a minimum, billing comparisons will be particularly difficult earlier in the year.

o As you can see, in the first two quarters of 2002 we are up against relatively strong volume levels which grew dramatically over recent quarters.

QUARTERLY S&P 500 CLOSE

o In addition, we will likely go into 2002 at equity market levels below the early part of 2001.

o So, revenues in the first half of 2002 will clearly be under pressure as two key revenue drivers - cardmember spending and equity valuations - will present significant challenges.

2002 OUTLOOK

o In addition to billings and market levels being a challenge in 2002, rising unemployment and economic weakness will also pressure credit provisions.

o Fortunately, margin improvement activities and interest rate benefits
(which will be well in excess of $200MM) will be mitigating factors within our results.

o Most importantly, believe strength of our business models, reengineering saves and interest benefits position AXP to perform well relative to competitors, even with only a slight to moderate rebound in economy.

o Over the longer term we continue to believe that our financial targets - 12% to 15% EPS growth, at least 8% revenue growth and ROE of 18-20%, all on average and over time, are appropriate.

The reason is:

AMERICAN EXPRESS

- Improvements made to our business models over the last few years have allowed us to free up funds for investment, while better positioning us for uncertain times;

- Our moderate to long-term business opportunities are sizable;

- Our competitive position is strong; and

- We believe we have the assets, skills, ideas and opportunities for growth.

Note: For the above presentation and slides, please refer to the "Presentations" page under our Investor Relations website at www.americanexpress.com.

                                 **************

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements, which are subject to risks and uncertainties. The words "believe", "expect", "anticipate", "optimistic", "intend", "aim", "will", "should" and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

Fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management and distribution fees received based on those assets; potential deterioration in the high-yield sector and other investment areas, which could result in further losses in AEFA's investment portfolio; the ability of AEFA to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; developments relating to AEFA's new platform structure for financial advisors, including the ability to increase advisor productivity, moderate the growth of new advisors and create efficiencies in the infrastructure; AEFA's ability to effectively manage the economics in selling a growing volume of non-proprietary products to clients; investment performance in AEFA's businesses; the success, timeliness and financial impact, including costs, cost savings and other benefits, of reengineering initiatives being implemented or considered by the company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing, relocating certain functions to lower cost overseas locations, moving internal and external functions to the Internet to save costs, the scale-back of corporate lending in certain regions, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer term investment spending; the impact of and uncertainty created by the September 11th terrorist attacks; the company's ability to recover under its insurance policies for losses resulting from the September 11th terrorist attacks; consumer and business spending on the company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the global network services business; successfully expanding the company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the U.S. and abroad; effectively leveraging the company's assets, such as its brand, customers and international presence, in the Internet environment; investing in and competing at the leading edge of technology across all businesses; higher borrowing costs due to potential negative changes in the company's and its subsidiaries' credit ratings; increasing competition in all of the company's major businesses; fluctuations in interest rates, which impact the company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the company's card products and returns on the company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect commercial lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions; and outcomes in litigation. A further description of these and other risks and uncertainties can be found in the company's 10-K Annual Report for the fiscal year ending December 31, 2000 and its other reports filed with the Securities and Exchange Commission.